UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Andatee China Marine Fuel Services Corporation
(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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 Explanatory Note

Andatee China Marine Fuel Services Corporation (the “Company”) recently became aware of an inadvertent administrative error in the last two footnotes to the beneficial ownership table on page 9 of the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on September 13, 2013 in connection with the 2013 Annual Meeting of Shareholders of the Company.

This additional filing is being made solely to correct the above-referenced error. Except as specifically discussed in this Explanatory Note, no other changes have been made to the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information regarding the beneficial ownership of our common stock, as of the record date, by:

•	each person known to us that beneficially owns more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of Andatee, 24/F Xiwang Tower, No. 136, Zhongshan Road, Zhongshan District Dalian, P.R. of China. On the record date, there were 9,860,159 shares of our common stock issued and outstanding.

Executive Officers and Directors

Name	Shares Owned (1)	% of Class

An Fengbin (2)	4,890,451	49.6%
Wang Hao	0	*
Wen Jiang (4)	30,750	*
Yudong Hou (4)	27,000	*
Zhenyu Wu	0	*
All directors and executive officers as a group (4 people)	4,948,201	50.2%

5% or more Shareholders

Star Blessing Enterprises Ltd. (3)	4,651,200	47.2%
Wellington Management Company, LLP (5)	692,133	7.3%
Wellington Trust Company, NA (6)	692,133	7.3%

*                 Less than 1%

(1) For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days of the date hereof. The Percent of Class is based on the number of shares of the Company’s common stock outstanding as of the record date. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days of the record date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other owners.

(2) Includes 4,651,200 shares of common stock directly beneficially owned by Star Blessing Enterprises Ltd., a British Virgin Islands company (“SBEL”) and any options to acquire shares of the Company’s common stock exercisable within 60 days of the date of the beneficial ownership calculation. The securities beneficially owned by SBEL may also be deemed to be indirectly owned by Mr. An due to the fact that as of January 25, 2010, Mr. An had the power to vote and dispose of all of the securities of Oriental Excel Enterprises Limited, a British Virgin Islands company (“OEEL”) pursuant to an Authorization Letter dated October 28, 2008, as supplemented on July 10, 2009, and executed by Ms. Lai WaiChi, a citizen of Hong Kong, who held 100% equity interest in OEEL (the “Oriental Interest”) as of that date. In addition, pursuant to a certain Agreement dated March 26, 2009, as amended on August 30, 2009, between Mr. An and Ms. Lai, Mr. An was granted the right to acquire the Oriental Interest for no consideration in the event that certain conditions are met.

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(3) Wang Jing is the sole director and stockholder of OEEL, which is the sole stockholder of SBEL, and Ms. Wang is also the sole director of SBEL. Mr. An is the President, Secretary and Treasurer of OEEL and SBEL. Wang Jing is An Fengbin’s spouse, therefore may be deemed to share voting power and the power to dispose or to direct the disposition of the shares of common stock so beneficially owned by SBEL. Thus, Mr. An, Ms. Wang and OEEL may be deemed to be the beneficial owners of the shares owned by SBEL. Mailing address for each Wang Jing, SBEL and OEEL is No.1 Bin Tao Yuan, No.20 West Binhai Rd, Xi Gang District, Dalian, China. Information taken from the Schedule 13D filed with the SEC on December 27, 2011 reflecting ownership of our common stock as of November 14, 2011.

(4) Includes options to acquire shares of common stock of the Company.

(5) Mailing address for this entity is 280 Congress Street, Boston, MA 02210. Information taken solely from the Schedule 13G/A filed with the SEC on February 14, 2013. The filing reflects that Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 692,133 of the Company’s shares which are held of record by clients of Wellington Management. According to the Schedule 13G/A filing, the securities are owned of record by clients of Wellington Management and those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. Also, according to the Schedule 13G/A, no such client is known to have such right or power with respect to more than five percent of this class of securities other than Wellington Trust, which is disclosed in the Note below.

(6) Mailing address for this entity is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210. Information taken solely from the Schedule 13G/A filed with the SEC on February 14, 2013. The filing reflects that Wellington Trust Company, NA, in its capacity as investment adviser, may be deemed to beneficially own 692,133 of our shares which are held of record by clients of Wellington Trust. According to the Schedule 13G/A, the securities are owned of record by clients of Wellington Trust and those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. Also according to the Schedule 13G/A, no such client is known to have such right or power with respect to more than five percent of this class of securities.

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